UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 20, 2016, as detailed below under Item 5.07, the stockholders of Spirit AeroSystems Holdings, Inc. (the “Company”) approved the Fifth Amended and Restated Bylaws of the Company (the “A&R Bylaws”) to adopt majority voting in the election of directors in uncontested elections and related resignation procedures for directors failing to receive the requisite majority vote in such elections. The changes reflected in the A&R Bylaws are described in more detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 18, 2016. The A&R Bylaws became effective on April 20, 2016. The A&R Bylaws are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on April 20, 2016. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Nine persons were nominated by the Board of Directors for election as directors of the Company, each to hold office for a one year term expiring at the 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. All of such nominees were elected. The votes cast for or withheld, as well as abstentions and broker non-votes, with respect to each nominee were as follows:

		Votes
Name of Director	Votes For	Withheld/Abstentions	Broker Non-Votes
Charles L. Chadwell	106,577,620	2,194,649	5,648,994
Irene M. Esteves	108,457,357	314,912	5,648,994
Paul Fulchino	106,645,819	2,126,450	5,648,994
Richard Gephardt	106,285,114	2,487,155	5,648,994
Robert Johnson	106,625,876	2,146,393	5,648,994
Ronald Kadish	108,462,696	309,573	5,648,994
Larry A. Lawson	108,508,468	263,801	5,648,994
John L. Plueger	108,451,512	320,757	5,648,994
Francis Raborn	108,459,922	312,347	5,648,994

2. Ratification of Selection of Independent Registered Public Accounting Firm. A resolution that the stockholders ratify the action of the Company’s Audit Committee in selecting Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 was submitted to, and voted upon by, the Company’s stockholders. There were 114,095,597 votes in favor of, and 304,951 votes against, said resolution. The holders of 20,715 votes abstained and there were no broker non-votes. Having received the affirmative majority of the votes which all stockholders present, in person or by proxy, at the Annual Meeting were entitled to cast on the matter, the resolution was adopted.

3. Approval of Proposed Fifth Amended and Restated Bylaws of the Company. A resolution that the stockholders approve the Fifth Amended and Restated Bylaws of the Company to adopt majority voting in the election of directors in uncontested elections and related resignation procedures for directors failing to receive the requisite majority vote in such elections was submitted to, and voted upon by, the Company’s stockholders.  There were 108,715,480 votes in favor of, and 32,058 votes against, said resolution.  The holders of 24,731 votes abstained and there were 5,648,994 broker non-votes.  Having received the affirmative majority of the votes which all stockholders present, in person or by proxy, at the Annual Meeting were entitled to cast on the matter, the resolution was adopted.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Description of Exhibit

3.1	Fifth Amended and Restated Bylaws of Spirit AeroSystems Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: April 25, 2016	By:	/s/ Stacy Cozad
		Name:	Stacy Cozad
		Title:	Senior Vice President, General Counsel and Secretary